UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2012

XENOPORT, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51329	94-3330837
(Commission File No.)	(IRS Employer Identification No.)

3410 Central Expressway

Santa Clara, California 95051

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (408) 616-7200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On July 25, 2012, XenoPort, Inc. (“XenoPort,” “we,” “our” or “us”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, as representative of the several underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale of 6,153,846 shares of our common stock, par value $0.001 per share. The price to the public in this offering is $6.50 per share and the Underwriters have agreed to purchase the shares from us pursuant to the Underwriting Agreement at a price of $6.12625 per share. The net proceeds to us from this offering are expected to be approximately $37.3 million, after deducting the underwriting discounts and commissions and other estimated offering expenses payable by us. The closing of the offering is expected to take place on or about July 30, 2012, subject to customary closing conditions. In addition, under the terms of the Underwriting Agreement, we have granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 923,076 shares of our common stock.

The Underwriting Agreement contains customary representations, warranties and agreements by us, customary conditions to closing, indemnification obligations of XenoPort and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The offering is being made pursuant to a registration statement on Form S-3 previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) and a prospectus supplement thereunder. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this report, and the foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the common stock in the offering is attached as Exhibit 5.1 hereto.

Forward-Looking Statements

This report contains “forward-looking” statements, including, without limitation, all statements related to the completion, timing and size of the public offering. Any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “expected” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon XenoPort’s current expectations. Forward-looking statements involve risks and uncertainties. XenoPort’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to market conditions and the satisfaction of customary closing conditions related to the public offering. There can be no assurance that XenoPort will be able to complete the public offering on the anticipated terms, or at all. XenoPort will need to raise additional capital to fund its operations and may be unable to raise capital when needed, which would force XenoPort to delay, reduce or eliminate its product development programs or commercialization efforts. Additional risks and uncertainties relating to XenoPort and its business can be found under the heading “Risk Factors” in the final prospectus supplement related to the offering filed with the Securities and Exchange Commission on July 26, 2012. XenoPort expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

1.1	Underwriting Agreement, dated July 25, 2012, by and between XenoPort, Inc. and Credit Suisse Securities (USA) LLC, as representative of the several underwriters named therein.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENOPORT, INC.
(Registrant)

Dated: July 25, 2012	By:	/s/ William G. Harris
William G. Harris
Senior Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

1.1	Underwriting Agreement, dated July 25, 2012, by and between XenoPort, Inc. and Credit Suisse Securities (USA) LLC, as representative of the several underwriters named therein.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).